UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

June 9, 2009

Date of Report
(Date of Earliest Event Reported)

RESOURCE GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-150463	80-0154562
State of Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

3250 Oakland Hills, Fairfield California 94534
(Address of Principal Executive Offices) (Zip Code)

707 208-6368
(Registrant's Telephone Number, including Area Code)

Former address
600 Parker Road, Fairfield California 94533

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

Effective as of June 8, 2009 James A. Geiskopf tendered his resignation as the President and Chief Executive Officer; Mr. Ken Greenlaw tendered his resignation as Chief Financial Officer, Secretary and Treasurer. Mr. Geiskopf and Mr. Greenlaw will continue to be Directors of the Company. The number of Directors has increased from two to up to seven.

M. Thomas Crom and Mr. Larry Lorenz were appointed as Directors of the Company. Mr. Lorenz will fill the positions of President and Chief Executive Officer, while Mr. Crom with fill the positions of Secretary, Treasurer and Chief Financial Officer.

Mr. Crom is a Certified Public Accountant (“CPA”), a Certified Management Accountant (“CMA”) and holds a Masters Degree in Business. He is President of Eco-Emissions Systems. EcoEmissions Systems is a Green Company that sells a unique and patented system that greatly increases the efficient use of the diesel fuel by a diesel engine. Fuel economy is increased about eight to ten percent while reducing black smoke by up to fifty percent. Harmful greenhouse exhaust gases are also reduced

Mr. Lorenz is a management consultant with a focus on international business, particularly dealing with China. Currently Mr. Lorenz is President of Genera Pacific Corporation, which provides a comprehensive range of business and investment services through offices in China, Canada, Africa, Europe and the USA. The company provides business, marketing, development, financing and operational guidance for new and emerging companies.

Item 5.03. Amendment to Articles of Incorporation or By-Laws; Change Fiscal Year.

Effective June 2, 2009

Amendments to Articles of Incorporation

The certificate of incorporation of the Corporation is hereby amended by replacing the First Article in it entirety with the following:
“FIRST ARTICLE ”: NAME The name of the Corporation is: EcoEmissions Solutions Inc

The certificate of incorporation of the Corporation is hereby amended by replacing the Fourth Article in it entirety with the following:

“FOURTH ARTICLE” - SHARES: The aggregate number of shares which this Corporation will have authority to issue is Two Hundred sixty Million (260,000,000) par value $0.001 per share, 250,000,000 of which will be designated “Common Stock” and Ten Million (10,000,000) of which will be designated “Preferred Stock”.

     1. Voting Rights; Cumulative Voting. Each outstanding share of Common Stock will be entitled to one vote and each fractional share of Common Stock will be entitled to a corresponding fractional vote on each matter submitted to a vote of shareholders. A majority of the shares of Common Stock entitled to vote, represented in person or by proxy, will constitute a quorum at a meeting of shareholders. Except as otherwise provided by these Articles of Incorporation or the General Corporation Law of the State of Delaware, if a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter will be the act of the shareholders. When, with respect to any action to be taken by shareholders of this Corporation, the laws of Nevada require the vote or concurrence of the holders of two-thirds of the outstanding shares, of the shares entitled to vote thereon, or of any class or series, such action may be taken by the vote or concurrence of a majority of such shares or class or series thereof. Cumulative voting will not be allowed in the election of directors of this Corporation.

     2. Preferred Stock. The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the Board of Directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the Board of Directors.

     3. Denial of Preemptive Rights. No holder of any shares of the Corporation, whether now or hereafter authorized, will have any preemptive or preferential right to acquire any shares or securities of the Corporation, including shares or securities held in the treasury of the Corporation.”

Amendments to the By-Laws of Resource Group Inc

ARTICLE III - BOARD OF DIRECTORS

Section 1 - Number, Term, Election and Qualifications: (Section 141)

Subsection (a) has been amended to read

The Board of the Corporation shall consist of a minimum of 2 and a maximum of 7, unless and until otherwise determined by vote of a majority of the entire Board of Directors. The Board of Directors or shareholders all have the power, in the interim between annual and special meetings of the shareholders, to increase or decrease the number of Directors of the Corporation. A Director need not be a shareholder of the Corporation unless the Certificate of Incorporation of the Corporation or these Bylaws require.

Item 7.01 Regulation FD Disclosure.

On June 9, 2009, Resource Group Inc issued a Press Release entitled ”Resource Group Signs Memorandum of Understanding to Acquire Eco Emissions Systems, Inc. of Arizona”. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein.

In accordance with General Instruction B.2 of Form 8-K, the information in this report, including the exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Resource Group Inc dated June 9, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOURCE GROUP INC

	By:	/s/Larry Lorenz
Date: June 9, 2009		Larry Lorenz, Chief Executive Officer ,
President, and Director

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of EcoEmissions Systems, Inc. dated June 9, 2009.